EXHIBIT 99.1

News
Release
Vectren Corporation
One Vectren Square
Evansville, IN 47708

FOR IMMEDIATE RELEASE
April 3, 2014
Media contact: Chase Kelley, (812) 491-4128 or kckelley@vectren.com
Investor contact: Robert Goocher, (812) 491-4080 or rgoocher@vectren.com

Vectren announces key leadership changes;
New VUHI president and CFO named

Evansville, Ind. - Stemming from plans of two executive vice presidents, Vectren Corporation Chairman, President and CEO Carl Chapman announced organizational changes today that will essentially serve as phase two of the leadership changes put in place in August 2013 and align with the company’s ongoing succession planning strategy. Approved by the company’s Board of Directors today, these changes will be effective June 1, 2014, and continue to advance Vectren’s next generation of senior leadership.

William (Bill) Doty, Vectren’s long-time executive vice president of utility operations and president of Vectren Utility Holdings, Inc. (VUHI), the holding company for all utility investments, has chosen to step down from his position due to health-related reasons. In addition, Jerome (Jerry) Benkert, Vectren’s executive vice president and chief financial officer, announced his intentions to transition from his chief financial officer (CFO) responsibilities and toward his full retirement, which is currently expected during the second quarter of 2015. Benkert will become executive vice president and chief administrative officer and will continue to report to Chapman. Benkert will retain oversight of the company’s other shared services departments, including performance management and strategic sourcing, human resources, information technology and customer service, until his planned retirement.

Succeeding Doty will be Eric (Rick) Schach, who will become Vectren’s senior vice president of utility operations and president of VUHI. Schach has served as the senior vice president of marketing and energy delivery since August, and prior to that was the utility’s vice president of energy delivery for more than 10 years. Schach will retain senior level oversight of his current responsibilities, including energy delivery, marketing and corporate communications, and add the power supply, business process planning and safety departments.

Susan Hardwick, will become senior vice president and CFO. Hardwick has served as Vectren’s senior vice president of finance since August 2013 and prior to this role was the company’s vice president and controller. In addition to assuming the CFO role, Hardwick will retain responsibilities for the controller group and the regulatory implementation and analysis department as well as the treasury, investor relations and risk management teams.

“We believe today’s announcements reflect a well-developed, thoughtful succession planning process that has been planned for quite some time whereby we continue to properly position our next generation of senior leadership,” said Chapman. “Our thoughts and prayers are with Bill and his well-being during this time, and we very much appreciate his invaluable service and guidance to our company that has clearly helped drive Vectren’s success. Rick is certainly ready to move into this new role and ensure our utilities continue on their path of delivering an exceptional customer experience while maintaining consistent earnings growth. Susan is equally prepared to fill the chief financial officer role and with more than 20 years of utility and corporate accounting and financial experience is the ideal candidate for this key leadership position. I am very appreciative of Jerry’s service in the CFO role, which he has held for more than 14 years since Vectren’s formation. While I understand his personal desire to free up time for other pursuits, I appreciate his willingness to discuss his retirement intentions more than a year in advance thereby providing us ample time and his continued on-site expertise to ensure a smooth transition for the company.”

Both Schach and Hardwick will report directly to Chapman. They join Benkert, Ronald (Ron) Christian, Vectren’s executive vice president, chief legal and external affairs officer and corporate secretary, Elizabeth (Liz) Witte, vice president of planning and corporate development, and the three presidents of Vectren’s nonutility businesses as Chapman’s direct reports.

In other management changes announced today, Robert (Robbie) Sears, the current director of conservation, who has more than 25 years in the utility industry, will be promoted to vice president of marketing and conservation, where he will retain responsibilities for the company’s conservation programs and natural gas vehicle accounts and add the sales, revenue management, economic development and energy technologies departments to his team, where previously they had reported directly to Schach. Sears will continue to report to Schach in his new role.

In addition, last month, Jason Stephenson joined Vectren as vice president and general counsel for VUHI where he will oversee regulatory filings for the utility group. A long-time partner at Barnes & Thornburg, LLP, in Indianapolis, Stephenson has a wealth of experience in the utility industry and has advised on and litigated many regulatory issues before the Indiana Utility Regulatory Commission. Stephenson reports to Robert (Bob) Heidorn, Vectren’s senior vice president, general counsel and chief compliance officer and assistant secretary.

Additional biographical information:
Doty joined SIGCORP, a Vectren predecessor company, in 1993 and assumed the role of senior vice president of energy delivery and customer relationship management at the time of Vectren’s formation in 2000. From there, he was promoted to executive vice president of utility operations and president of VUHI where he oversaw all operational functions of the company’s four utilities. Prior to Vectren, Doty worked for ALCOA and Ford Motor Company. His distinguished professional career includes broad experience in operations management, engineering, customer service and marketing. He used those skills to not only serve Vectren but also the community through a number of philanthropic engagements, including serving on the boards for the Evansville Philharmonic Orchestra and the Ivy Tech Foundation and as the executive sponsor of the Indiana Energy Consortium for workforce development. He also served as the chairman of the southwest Indiana regional board for Ivy Tech Community College and president of the Evansville Industrial Foundation board.

Hardwick was named senior vice president of finance in August 2013. Prior to this role, she served as vice president and controller of Vectren since the company’s inception in March 2000. Before joining Vectren, Hardwick was with a Duke Energy predecessor company where she served in numerous financial roles. She received a bachelor’s degree in accounting from Indiana University and is a certified public accountant. In addition to serving on numerous community boards and accounting leadership and committee roles for the American Gas Association and the Edison Electric Institute, Hardwick currently serves on the board of directors and as the financial expert to the board of St. Mary’s Medical Center and serves on the Audit Committee of St. Vincent’s Health System in Indianapolis. She is also a board member and serves as the treasurer of the Richard G. Lugar Excellence in Public Service Leadership Series and in 2012 was appointed as a Commissioner of the Indiana Arts Commission.

Schach was named senior vice president of marketing and energy delivery in August 2013. Prior to this role, he served as vice president of energy delivery since 2003 and before moving into operations, served as the vice president of information technology and chief information officer. Schach joined Indiana Energy, a Vectren predecessor company, in January 1994. His professional career began with the IBM Corporation in Indianapolis where he worked for 10 years in a variety of marketing, consulting and client positions with his primary focus on the energy industry. Schach received his bachelor’s degree from Indiana University. He currently holds board positions at the Evansville Signature School and the Vincennes University board of trustees. Schach has also held numerous operations leadership and committee roles in the American Gas Association and the Edison Electric Institute.

Sears has been with Vectren or its predecessors companies for 26 years in a variety of positions, including director of conservation, director of revenue management and director of customer service. Sears has a bachelor’s degree in electrical engineering technology from the University of Southern Indiana. He currently holds board positions at the Evansville Better Business Bureau and Evansville African American Museum and is also active within committees at the American Gas Association and the Edison Electric Institute.

Stephenson joined Vectren March 3 and prior to joining the company had been with Barnes & Thornburg for 13 years. Stephenson serves as the secretary/treasurer of the Midwest Energy Bar Association and previously served on the Board of the Indiana State Bar Association Utility Law Section and the Emergent Leadership Institute. He holds a bachelor’s degree in business from Taylor University and a law degree from Indiana University.

About Vectren
Vectren Corporation (NYSE: VVC) is an energy holding company headquartered in Evansville, Ind. Vectren’s energy delivery subsidiaries provide gas and/or electricity to more than 1 million customers in adjoining service territories that cover nearly two-thirds of Indiana and west central Ohio. Vectren’s nonutility subsidiaries and affiliates currently offer energy-related products and services to customers throughout the U.S. These include infrastructure services, energy services and coal mining. To learn more about Vectren, visit www.vectren.com

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